UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2017

WRIT MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7812	56-2646829
(State or jurisdiction of	(Primary Standard	(I.R.S. Employer
Classification Code Number)	Industrial incorporation)	Identification No.)

8200 Wilshire Blvd. #200, Beverly Hills, California, 90211, 310-461-3739

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Injunction Regarding Subsidiary Stock Dividend

Previously, WRIT Media Group, Inc. (the “Company”) advised FINRA that it intended to distribute to Company shareholders all of the issued and outstanding shares of common stock of its wholly-owned subsidiary, Skylab USA, Inc. (“Skylab”). The record date for this distribution was designated as November 14, 2017 and the distribution date was designated as November 28, 2017. There is no private or public market for the shares of Skylab common stock, par value $0.0001 per share. On November 14, 2017, the Company’s stock transfer agent, Pacific Stock Transfer, advised The Depository Trust Company (“DTCC”) that the fair market value for the Skylab distribution transaction is $0.0001 per share. This fair market value translates into a total value for the transaction of one hundred twenty-five dollars ($125.00) (1,250,081 shares multiplied by $0.0001 per share).

On November 20, 2017, a temporary injunction was entered by a New York state court to prohibit the Company and its stock transfer agent from issuing the stock dividend to Company shareholders, pending a hearing on the preliminary injunction filed against the Company by plaintiffs, Magna Equities II, LLC and Hanover Holdings I, LLC (“Plaintiffs”). The hearing on Plaintiffs’ preliminary injunction is scheduled for December 6, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIT MEDIA GROUP, INC.

Date: November 27, 2017	By:	/s/ Eric Mitchell
Eric Mitchell
President

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